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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form S-11 of our report dated April 3, 2001, relating to the balance sheet of Corporate Property Associates 15 Incorporated, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP



New York, New York
April 11, 2001